Exhibit 3.9

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•	FIRST: The name of the limited liability company is MedData Health LLC.

•

SECOND: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle 19808. The name of its Registered Agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation of MedData Health LLC this 22nd day of October, 2009.

/s/ Jolene Beaty
Jolene Beaty, Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: MedData Health LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:
Name of limited liability company is TransUnion Healthcare LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 30th day of November   , A.D. 2010    .

By:	/s/ John W. Blenke
Authorized Person(s)

Name:	John W. Blenke, Manager
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